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DeMello & Company				Suite 650 - 999 West Broadway
						Vancouver, B.C. V5Z 1K5
R.F. DeMello Inc.				Tel: (604) 730-4866
						Fax: (604) 730-4840

               CERTIFIED GENERAL ACCOUNTANT


CONSENT OF INDEPENDENT ACCOUNTANTS


I hereby consent to the inclusion of my audit report dated
April 6, 1999, on the financial statements of Braden
Technologies, Inc. for the period ended March 15, 1999 in the Company's Form 10 SB. I also consent to the application of such report to the financial information in the Form 10 - SB, when such financial information is read in conjunction with the financial statements referred to in my report.


Vancouver, B.C.				\s\ DeMello & Co.
					Certified General Accountant
August 5, 1999